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                                                                     EXHIBIT 23C
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the inclusion in this Annual Report (Form 10-K) of International Lottery & Totalizator Systems, Inc. of our report dated February 21, 1997, on the financial statements of International Lottery & Totalizator Systems, Inc. for the year ended December 31, 1996, incorporated by reference herein from the 1998 Annual Report to Shareholders of International Lottery & Totalizator Systems, Inc.

        Our audit also included the financial statement schedule of International Lottery & Totalizator Systems, Inc. listed in Item 14(a) as it relates to the year ended December 31, 1996. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        We also consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-34121) pertaining to the 1986 Employee Stock Option Plan, (Form S-8, No. 33-34123) pertaining to the 1988 Employee Stock Option Plan, (Form S-8, No.33-79938) pertaining to the 1990 Stock Incentive Plan, and (Form S-8, No. 33-69008) pertaining to the 1993 Directors' Stock Option Plan and the Registration Statement (Form S-3, No. 33-78194) and in the related Prospectuses of our report dated February 21, 1997, with respect to the 1996 consolidated financial statements and schedule of International Lottery & Totalizator Systems, Inc. included and incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1998.




                                                ERNST & YOUNG LLP


San Diego, California
March 26, 1999